GAS SALES AND PORTFOLIO ADMINISTRATION AGREEMENT

              THIS GAS SALES AND PORTFOLIO ADMINISTRATION AGREEMENT ("Agreement") is entered into and effective the 31st day of October, 2000, for services to begin November 1st, 2000, by and between VECTREN ENERGY DELIVERY OF OHIO ("Buyer") and PROLIANCE ENERGY, LLC ("Seller") (collectively, the "Parties" or individually "Party"). Buyer and Seller agree as follows:

                                    RECITALS

          1. Seller is a limited liability company created and existing under the laws of the State of Indiana, with its registered office at 111 Monument Circle, Suite 2200, Indianapolis, Indiana.

          2. Buyer is a corporation incorporated and existing under the laws of the State of Ohio with its principal place of business in Dayton, Ohio.

          3. This Agreement contains the mutual promises and covenants pursuant to which Buyer as a purchaser of natural gas and portfolio administration services, and Seller as a merchant of natural gas and portfolio administration services, shall perform the transactions described herein.

          4. Under this Agreement, Seller agrees to provide natural gas and portfolio administration services consistent with the terms and conditions contained herein.

          5. Buyer has informed Seller that it is committed to the development and implementation of a customer choice program. Seller agrees to use its expertise to assist Buyer on gas supply issues during its transition to customer choice.

                                  DEFINITIONS


          The following terms shall have the following definitions for this Agreement and its Appendices:

          1.   The term "ANR" shall mean ANR Pipeline Company.

          2. The term "Balancing Quantities" shall mean the quantity of Gas which satisfies the difference between the Gas quantities scheduled for delivery to Buyer's Delivery Points and the actual physical flow of Gas taken by Buyer at the Delivery Points.

          3. The term "Btu" shall mean British thermal unit, as defined in Transporter's Tariff

          4.   The term "CGT" shall mean Columbia Gulf Transmission Corporation.

          5.   The term "DOM" shall mean Dominion Pipeline Company.

          6. The term "customer choice program" refers to implementation of an approved program for the unbundling of Buyer's gas supply sales from its local distribution services to its residential and small volume customers.

          7. The term "Contract Month" shall mean a calendar month during the effectiveness of this Agreement, as interpreted in light of Transporter's Tariff.

          8. The term "Contract Rates" shall be the demand rates as described in Appendix C.

          9. The term "Day" shall be defined as it is defined in "Transporter's Tariff," or as applied by "Transporter".

          10. The term "Delivery Points" shall mean the points of delivery of Gas from Seller to Buyer as specified in Appendix A.

          11.  The term "FERC" shall mean the Federal Energy Regulatory
               Commission.

          12.  The term "Gas" shall mean natural gas.

          13. The term "Maximum Daily Quantities" or "MDQ" shall mean the maximum quantity of Gas which Seller shall be obligated to supply on a firm basis to Buyer's Delivery Points on a particular day.

          14. The term "Maximum Portfolio Entitlement" shall mean the maximum deliverability that Buyer is entitled to under the contracts identified on Appendix C.

          15. The term "Maximum Seasonal Quantities" or "MSQ" shall mean the maximum quantity of Gas which Seller shall be obligated to supply on a firm basis to Buyer's Delivery Points in a Summer or Winter.

          16. The terms "MMBtu", "Dekatherm" or "DTH" shall mean one million (1,000,000) BTUs.

          17. The term "Nominated Daily Quantities" shall mean the quantity of Gas nominated on a particular day for delivery to Buyer's Delivery Points, including deliveries to storage for Buyer.

          18.  The term "PEPL" shall mean Panhandle Eastern Pipe Line Company.

          19. The term "Portfolio Contracts" shall mean all of the contracts that may be utilized to deliver Gas to buyer, and which are identified on Appendix C.

          20. The term "Summer" shall mean the summer season months of April through October, inclusive.

          21.  The term "TCO" shall mean Columbia Gas Transmission Corporation.

          22.  The term "TETCO" shall mean Texas Eastern Transmission
               Corporation.

          23.  The term "Texas Gas" shall mean Texas Gas Transmission
               Corporation.

          24. The term "Transportation Credit" shall mean the Gas cost credit specified in Appendix C.

          25. The term "Transporter" shall mean the transporting pipeline(s) interconnected with Buyer, including without limitation ANR, CGT, PEPL, TETCO, Dominion or Texas Gas, as applicable to the transaction involved.

          26. The term "Transporter's Tariff" shall mean the tariff provisions of Transporter, as approved by the FERC, or any successor thereto, and Buyer's or Seller's contractual arrangements with Transporter, including changes to such tariff and arrangements made after this Agreement is effective.

          27.  The term "TL" shall mean Trunkline Pipeline Company.

          28. The term "Winter" shall mean the winter season months of November through March, inclusive.

                              ARTICLE 1- GAS SALES

          1.1. Seller represents, agrees and warrants that Seller can and shall stand ready to provide on a firm basis for Buyer's purchase at Buyer's Delivery points the daily and seasonal quantities of gas set forth herein.

          1.2. During the term of this Agreement, unless Seller is unable to meet Buyer's Gas requirements, Buyer agrees that Seller shall be its supplier of Gas, either as its agent or as a vendor.

         1.3. The Maximum Daily Quantities, which Seller shall be obligated to provide on a firm basis at Buyer's Delivery Points, are specified in Appendix B.

         1.4. The Maximum Seasonal Quantities during Winter or Summer, which Seller shall be obligated to provide on a firm basis at the Delivery Points, are specified in Appendix B.

         1.5. Buyer shall cause to be assigned to Seller, and Seller shall accept, subject to the terms and conditions of the applicable assignment and this Agreement, all of the Portfolio Contracts. In the event a third party consent for the assignment of any Portfolio Contract cannot be obtained, Seller is hereby appointed as agent for all purposes to administer such contracts until such time as such an assignment is effected. Under this Agreement, Seller may fulfill its obligation to provide Gas to Buyer by using both the Portfolio Contracts and contracts entered into by and between Seller and third parties, including suppliers, pipelines and other service providers. Seller shall not be obligated to enter into commitments with suppliers, pipelines, or other service providers, which extend beyond the term or scope of this Agreement.

         1.6. If FERC should determine that Transporter's Tariff shall cease to apply, in whole or in part, to transactions hereunder, the Parties will promptly meet to determine and negotiate mutually acceptable replacement guidelines and standards. In that event, until an agreement is reached, the most recently effective Transporter's Tariff shall continue to apply for all purposes under this Agreement. Upon acceptance of the replacement guidelines and standards, Buyer and Seller agree to apply the replacement guidelines and standards retroactively to the cessation date of Transporter's Tariff. Any resolution shall be implemented within thirty (30) days of the acceptance of the replacement guidelines and standards.

                          ARTICLE 2- GAS SALES CHARGES

         2.1. For all Maximum Portfolio Entitlements, Buyer shall pay Seller each Contract Month the then-applicable Contract Rates specified in the contracts listed in Appendix C in order for Seller to stand ready to deliver Gas to Buyer's Delivery Points on a firm basis. Seller shall provide Buyer the Transportation Credit specified in Appendix C.

         2.2. Buyer shall pay Seller each Contract month the applicable supplier reservation costs specified in Appendix D, as updated from time to time, as provided in Article 6.

         2.3. For all commodity quantities, Buyer shall pay Seller each Contract Month an amount determined by multiplying the applicable Nominated Daily Quantities and Balancing Quantities for the Contract Month, by the applicable price per MMBtu as determined pursuant to the commodity pricing provisions of Appendix E. These pricing provisions shall reflect pricing methods for Gas supply, and all other variable costs incurred by Seller as provided in Appendix
E. The other variable costs shall include all applicable costs, including, without limitation, transportation commodity or usage charges, injection and withdrawal costs, volumetric surcharges, and fuel as reflected in each Transporter's Tariff and the applicable service agreements.

         2.4. Buyer will pay taxes, if any, which are imposed with respect to Gas delivered hereunder and which are not reflected in the pricing methods in Appendix E; provided, however, Buyer shall have no obligation to pay any sales or use taxes for which it delivers to Seller an appropriate exemption certificate.

                              ARTICLE 3- BALANCING

         3.1. Seller shall provide Buyer with Balancing Quantities as part of its gas sales and portfolio administration services. Balancing procedures shall be agreed to by the Parties.

                  ARTICLE 4- PORTFOLIO ADMINISTRATION SERVICES


         4.1. Seller's provision of portfolio administration services shall include without limitation Gas acquisition, scheduling receipt and delivery quantities with Gas suppliers and pipeline transporters, scheduling pipeline storage inventory quantities, providing delivered Gas supplies, supply and portfolio planning assistance, and periodic portfolio reporting. Buyer shall retain complete unilateral control of its physical Gas delivery, distribution, and transportation facilities.

          4.2. Supply planning/gas control procedures agreed to by the Parties will govern the preparation and implementation of supply plans.

          4.3. Seller and Buyer shall review periodically Buyer's supply requirements and determine the need for potential adjustments. All adjustments are subject to Buyer's prior approval. Seller agrees that it will provide firm pipeline transportation deliveries and Gas supply that will fully meet the MDQ and MSQ of Buyer as set forth in the agreed upon supply plans. Replacement of Portfolio Contracts shall be accomplished through an RFP process overseen by Buyer.

          4.4. As set forth in the recitals, Seller will administer the Portfolio Contracts in a manner designed to minimize capacity costs in order to reduce gas costs and potential stranded costs. In order to assist Buyer with its implementation of a Customer Choice Program, Seller agrees to provide Buyer with the opportunity to reduce its Maximum Daily Quantities and Maximum Seasonal Quantities in accordance with the Portfolio Reduction Rights specified in Appendix B.

          4.5. Seller acknowledges that it will accept the assignment of Portfolio Contracts under Section 1.5 subject to any existing rights of transportation customers or other third parties to use that capacity, and subject to any and all tariff obligations to assign or release capacity to transportation customers or other third parties, including as part of a Customer Choice Program. In the event this Agreement is terminated for any reason, Buyer shall meet with Seller within five (5) days of notice of termination to reach agreement on the timely return of capacity rights to Buyer. During such a wind-up period, Seller shall continue to provide Buyer with necessary supply services.

         4.6. As compensation for these services, Buyer shall pay Seller those fees set out in Appendix F of this Agreement.

                                 ARTICLE 5- TERM

          5.1. The services described above shall commence upon the date of transfer of the gas distribution assets of Dayton Power & Light Company to Buyer. The initial term of this Agreement shall be through October 31, 2005. If neither Party terminates this Agreement by written notice at least twenty-four
(24) months prior to expiration of the initial term, the Agreement will remain in effect for an additional one (1) year after the original expiration date. Thereafter, the Agreement will continue year to year unless terminated by written notice given at least twenty-four (24) months prior to the expiration date of the then current Agreement.

         5.2. The continuation of some or all of the Seller's services during the term shall be subject to and contingent upon changes in Buyer's supply requirements as a result of its implementation of a customer choice program.

                        ARTICLE 6- CHANGES TO APPENDICES

         6.1. The Parties agree to make changes to Appendix A as necessary to reflect changes in Buyer's Delivery Points.

         6.2. The Parties agree to make changes, after timely notice, to Appendix B as necessary to reflect changes in Buyer's MDQ and MSQ. Buyer agrees to pay any appropriate cost increases resulting from these changes.

         6.3. The Parties agree that Appendices C, D, E, and F will be subject to change from time to time as provided in those Appendices.

         6.4. The Parties agree that changes in Appendix G can be made by either party at any time. Buyer or Seller may change the notice information in Appendix G by providing new designations to the other party by registered or certified mail.

         6.5. The Parties agree that changes to Appendix H will occur only upon mutual written agreement.

                              ARTICLE 7- OPERATIONS

          7.1. Buyer and Seller agree to accept for purposes of this Agreement the applicable quality, delivery pressure, measurement and other applicable rules, procedures, guidelines, tariff provisions, contractual arrangements and policies of suppliers or Transporters, as the same may change from time to time.

                            ARTICLE 8- FORCE MAJEURE

         8.1. All obligations of the Parties to this Agreement shall be suspended while and only for so long as compliance is prevented by a cause beyond the control of the Party claiming force majeure, such as an Act of God, war, civil disturbance, operational or performance failure or declaration of force majeure by a supplier, leased storage field operator, transporter, or other service provider, operational flow order(s), federal or state or local law, or binding order of a court or governmental agency, provided the suspension shall be only to the extent performance was prevented by the event of force majeure and provided the Party claiming force majeure provides notice by telephone or by telecopy with reasonably full particulars to the other Party at or near the time the Party becomes aware of the force majeure. A Party claiming force majeure hereunder shall have the duty to make all reasonable efforts to remedy the force majeure condition as promptly as possible.

         8.2. Notice of force majeure must be provided to the designated representatives for Buyer or Seller designated in Appendix G.

                              ARTICLE 9- PENALTIES

          9.1. Seller shall be liable for all imbalance or other penalties, cash-outs, or other costs imposed on Buyer or Seller by any third party, including without limitation Seller's upstream or other transporters and Transporters, to the extent that such penalties, cash-outs or other costs are caused by Seller's actions or inaction. Buyer shall be liable for all imbalance or other penalties, cash-outs, or other costs imposed on Buyer or Seller by any third parties, including without limitation Seller's upstream or other transporters and Transporters, to the extent that such penalties, cash-outs or other costs are caused by Buyer's actions or inaction.

                         ARTICLE 10- BILLING AND PAYMENT

          10.1. Following each Contract Month, Seller shall furnish, or have furnished, an itemized statement to Buyer stating the amounts due Seller pursuant to this Agreement (the "Statement"). Following the receipt of Seller's Statement, Buyer shall make Payment by the due date. Invoice date, due date, and payment method shall be as specified in Appendix H.

          10.2. Interest shall accrue on all late payments commencing on the applicable due date at the then current prime rate of Key Bank, Indianapolis, Indiana, or its successor, or the maximum lawful rate, whichever is lower.

                              ARTICLE 11- REMEDIES

          11.1. If Seller fails to deliver scheduled Gas and such failure to deliver is not excused under this Agreement, then Seller shall reimburse Buyer for the amount of increased cost to Buyer of acquiring replacement Gas. The amount owed by Seller to Buyer hereunder shall be calculated as the product of
(a) the difference, if positive, between (i) the price paid for replacement Gas, including any additional transportation, fuel and other variable costs incurred to receive such replacement Gas, and (ii) the then applicable commodity charge, and (b) the difference between the scheduled Gas and the quantity of Gas actually delivered by Seller. Buyer and Seller agree to act in good faith with respect to purchases of such replacement Gas so as to minimize Seller's obligations to Buyer under this Section.

          11.2. If Buyer fails to receive scheduled Gas and such failure to receive is not excused under this Agreement, then Buyer shall reimburse Seller in an amount calculated as the product of (a) the difference, if positive, between (i) the then applicable commodity charge and (ii) the price received from a third party purchaser, including any additional penalties, transportation, fuel and other variable costs incurred to deliver Gas to a third party purchaser, and (b) the difference between the scheduled Gas and the quantity of Gas actually received by Buyer. Seller and Buyer agree to act in good faith with respect to sales of such Gas to a third party purchaser so as to minimize Buyer's obligations to Seller under this Section.

          11.3. The Parties agree that the actual losses incurred by a Party as a result of the other Party's failure to deliver or receive quantities of Gas would be uncertain and impossible to determine with precision. As a result, the remedies provided in Article 11 for the failure to deliver or receive certain quantities of Gas, respectively, shall be the failing Party's entire and sole liability to the non-failing Party, and the right to recover such remedies shall be the non-failing Party's sole and exclusive remedy for the failing Party's failure or breach of its obligation to deliver or receive the scheduled Gas under this Agreement. The remedies provided pursuant to this Article are in lieu of and exclude any and all other liabilities of the failing Party as may be provided by contract, equity, or law for any such failures or breaches, including, without limitation, the obligation of either Party to deliver or receive quantities hereunder in relation to the sale or purchase of Gas to or from other parties.

                           ARTICLE 12- CORRESPONDENCE

          12.1. Except as provided in Section 8.2, any notice, statement or bill shall be in writing and shall be duly delivered when (a) mailed, postage prepaid, by registered, certified, or first-class mail, or (b) sent by prepaid overnight delivery to the applicable address, or (c) sent by hand delivery, or
(d) sent by facsimile directed to the appropriate person and facsimile number with hand copy also delivered as in (a), (b), or (c) above. Addresses, telephone numbers, and facsimile numbers are specified in Appendix G.


                            ARTICLE 13- MISCELLANEOUS

          13.1. This Agreement is subject to all applicable laws, orders, rules, and regulations of any state or federal governmental body or official having jurisdiction and both Seller and Buyer agree that the transactions agreed to hereunder shall be conditioned upon compliance with all such laws, orders, rules and regulations.

          13.2. Seller and Buyer expressly agree that laws of the State of Ohio shall govern the validity, construction, interpretation, and effect of this Agreement.

          13.3. Either Party may pledge, mortgage, or assign its rights hereunder as security for indebtedness. This Agreement is otherwise non-assignable except with the prior written consent of Buyer and Seller.

          13.4. This Agreement is conditioned on the continued solvency of Buyer and Seller. If one Party becomes insolvent or seeks bankruptcy relief, the other party may prospectively terminate this Agreement on prior written notice without further obligation other than to pay for services or Gas previously provided. Parties will implement wind-up provisions that are designed to reallocate the Portfolio Contracts assigned in this Agreement in a fashion that will re-establish the parties to as close as possible to their condition prior to the execution of this Agreement.

          13.5. Notwithstanding any other provisions herein, the Parties hereto waive any and all rights, claims, or causes of action arising under this Agreement for incidental, consequential or punitive damages.

          13.6. Neither Buyer nor Seller intends for the provisions of this Agreement to benefit any third party. No third party shall have any right to enforce the terms of this Agreement against Buyer or Seller.

          13.7. The Parties acknowledge that their respective business records and information are confidential in nature and may contain proprietary and trade secret information. Notwithstanding the foregoing, Seller agrees to provide Buyer access to those records required to verify Seller's Statements to Buyer. Confidential records and information in the possession of either Party shall not be divulged to third parties without prior consent of the other Party.

          13.8. No waiver by either Party of one or more defaults or breaches by the other in performance of any of the terms or provisions of this Agreement shall operate or be construed as a waiver of any future default or breach, whether of a like or of a different character.

          13.9. The terms and conditions contained in this Agreement and its Appendices herein constitute the full and complete agreement between the Parties and any change to be made must be submitted in writing and executed by both Parties.

          13.10. Each Party represents that it has all necessary power and authority to enter into and perform its obligations under this Agreement and that this Agreement constitutes a legal, valid and binding obligation of that Party enforceable against it in accordance with its terms, except as such enforceability may be affected by any bankruptcy law or the application of principles of equity.

          13.11. In the event any of the terms, covenants or conditions of this Agreement, or any amendment hereto, or the application of any such terms, covenants or conditions shall be held invalid as to any Party or circumstance by any court having jurisdiction, all other terms, covenants, or conditions of this Agreement, or any amendment hereto, and their application, shall not be affected thereby and shall remain in full force and effect.

          13.12. If any provision of this Agreement is declared or rendered unlawful by a court of law or regulatory authority with jurisdiction over either of the parties or deemed unlawful because of a statutory or other change in the law, or if either Party suffers a substantial economic detriment due either to a determination relating to this Agreement by such an authority, or as a result of fundamental changes in the marketplace or other substantial changes in existing circumstances, the Parties will promptly meet to determine and negotiate a mutually acceptable agreement on such replacement provisions necessary to maintain the benefits and obligations that arise under this Agreement.

          IN WITNESS WHEREOF, the Parties hereto have executed this Agreement in duplicate originals.

                              "SELLER"
                              PROLIANCE ENERGY, LLC


                              By:/s/ Terry S. Peak
                                 ------------------------------
                                  Terry S. Peak
                                  Its: Senior Vice President
                                       Trading and Gas Supply


                              "BUYER"
                              VECTREN ENERGY DELIVERY OF OHIO


                           By: /s/ Timothy M. Hewitt
                              -------------------------------
                                Timothy M. Hewitt
                                Interim President

 Gas Sales And Portfolio Administration Agreement

                                APPENDICES INDEX

Buyer's Primary Delivery Points             A

Buyer's Maximum Quantities                  B

Portfolio Information                       C

Supplier Reservation Costs                  D

Commodity Purchases                         E

Portfolio Administration Service Fees       F

Notices                                     G

Invoice/Payment Data                        H

Gas Sales And Portfolio Administration Agreement
                                                 Appendix A Original Page No. 1
APPENDIX A - Buyer's Primary Delivery Points


                       Buyers Delivery Points - Appendix A



    Meter Number         Name                        Pipeline

      124974             Farmersville                ANR
      153871             Lebanon/Castine             ANR

      108796             Lebanon/Red Lion            ANR


          33             Dayton Power and Light      Columbia Gas Transmission
       02830             Glen Karn                   Panhandle Eastern
        2559             Hollansburg                 Panhandle Eastern
       DAYPL             Rurals                      Panhandle Eastern


       73105             Gano Rd.                    Texas Eastern
       72907             Farmersville                Texas Eastern
       72906             Castine                     Texas Eastern
       72909             Red Lion                    Texas Eastern
       72902             Glen Karn                   Texas Eastern


        1720             Lebanon-Dayton              Texas Gas


Amendment

         Seller and Buyer Agree that this Appendix A may be amended as provided in this Agreement, which amendment ultimately will be memorialized in a revised Appendix A.



PROLIANCE ENERGY, LLC

By: /s/ Terry S. Peak
  --------------------------
    Terry S. Peak
  Its:  Senior Vice President
  Trading and Gas Supply


 VECTREN ENERGY DELIVERY OF OHIO


By: /s/ Timothy M. Hewitt
   ----------------------
   Timothy M. Hewitt
   Interim President

Gas Sales And Portfolio Administration Agreement
                                                Appendix B Original Page No. 1
APPENDIX B - Buyer's Maximum Quantities

       Maximum Daily Quantities (DTH)


          April                      295,901
          ----------------------------------------

          May                        117,269
          ----------------------------------------

          June                        81,056
          ----------------------------------------

          July                        46,146
          ----------------------------------------

          August                      34,730
          ----------------------------------------

          September                   76,591
          ----------------------------------------

          October                    201,074
          ----------------------------------------

          November                   387,740
          ----------------------------------------

          December                   559,798
          ----------------------------------------

          January                    559,798
          ----------------------------------------

          February                   559,798
          ----------------------------------------

          March                      417,016
          ----------------------------------------

Gas Sales And Portfolio Administration Agreement
                                                Appendix B Original Page No. 2

APPENDIX B - Buyer's Maximum Quantities

      Maximum Seasonal Quantities (DTH)

      Summer (Projected)                           12,098,902

      Winter (Projected)                           37,470,267
                             ---------------------------------

      Annual                                       49,569,169
Reduction Rights

         In order to assist Buyer with the implementation of its Customer Choice Program, Seller agrees to provide Buyer with the ability to reduce the amount of capacity under contract for its system supply requirements, thereby mitigating the level of gas costs and the amount of stranded capacity costs. Prior to October 31st of each of the years listed below, and effective twelve (12) months after the notification date , the Parties will determine whether the level of system supply demand has been or will be reduced, and based upon this evaluation, the Buyer shall have the right to notify Seller of its request to reduce the amount of capacity and storage services received and paid for under this Agreement up to or equal to the percent reductions listed:

         Year                       Reduction Amount          Cumulative Rights
         ----                       ----------------          -----------------
October 31, 2002                          5%                           5%

October 31, 2003                          8%                          13%

October 31, 2004                         10%                          23%

         Any reduction shall be in the amount of peak and average day deliverability to Buyer's system provided by the Portfolio Contracts at that time, and shall include appropriate reductions for both storage deliverability and firm transportation. The reductions shall also be spread between Buyer's various pipeline portfolio delivery entitlements in a manner agreed to by the Parties. Buyer shall provide written notice to Seller in accordance with this Agreement. Pursuant to the Cumulative Rights, if Buyer does not exercise its full reduction rights in a given year, it may in a succeeding year exercise reduction rights up to the amount of the cumulative rights provided for above.


Amendment

         Seller and Buyer Agree that this Appendix B may be amended as provided in this Agreement, which amendment ultimately will be memorialized in a revised Appendix B.
PROLIANCE ENERGY, LLC

By: /s/ Terry S. Peak
 --------------------------
      Terry S. Peak
   Its:  Senior Vice President
   Trading and Gas Supply

VECTREN ENERGY DELIVERY OF OHIO


By: /s/ Timothy M. Hewitt
  -------------------------
     Timothy M. Hewitt
     Interim President

Gas Sales And Portfolio Administration Agreement
                                                Appendix C Original Page No. 1
APPENDIX C - Portfolio Information

I.    Contracts and Contract Rates
          The applicable demand costs shall be determined based upon the rates and charges specified in each Transporter's Tariff including any applicable direct bills, surcharges, or as other costs specified by the sheets identified below, or other applicable sheets, as all of those sheets may be in effect from time to time, and costs arising under applicable agreements, including the agreements identified below, as well as this Agreement. While Seller and Buyer agree that the identified tariff sheets and agreements are intended to be a complete listing of the applicable tariff sheets and applicable agreements, they further agree that the omission of the reference of one or more sheets or agreements from that list will not affect Buyer's obligation to Seller for rates, charges and costs incurred thereunder. Seller shall provide to Buyer all Transporter refunds that are derived from rate case settlements or administrative adjudications that are received by Seller relative to Contracts or Contract Rates referenced below or relative to any agreements referencing the contracts below.

                          Contracts and Contract Rates

  Pipeline              Contract    Contract Type      Contract Rate

   ANR
                          99914        FTS-1           Sheet No. 7
                          99915         GF-1           Sheet No. 68G

   Columbia Gas
                          37995         FSS            Sheet No. 29
                          38021         SST            Sheet No. 26
                          38097         FTS            Sheet No. 25
                          57908         FTS            Sheet No. 25


   Columbia Gulf
                          38040        FTS-1           Sheet No. 18

   Panhandle
                          12769         EFT            Sheet No. 5
                          12770         EFT            Sheet No. 5
                          15564         EFT            Tariff Letter
                          15567         FS             Sheet No. 11

   Texas Eastern
                         830027        FT-1            Tariff Letter
                         870170        LLFT            Tariff Letter
                         870173        LLFT            Tariff Letter
                         870172        LLFT            Tariff Letter

   Texas Gas
                        T006057         FT             Sheet No.11

   Trunkline
                          14878         EFT            Tariff Letter
                          15435         EFT            Tariff Letter

Gas Sales And Portfolio Administration Agreement
                                                Appendix C Original Page No. 2

II Transportation Credit

1. Seller shall provide to Buyer, as a credit against the Contract Rates, a Transportation Credit ("TC") for the sale from the Buyer to Seller of projected available annual portfolio entitlements.
2. For purposes of determining the TC, the value of projected available entitlements sold to Seller has been agreed to based upon publicly reported pricing data from Inside FERC and Gas Daily publications at applicable supply and delivery points. The base year amount of projected available entitlements is based upon the 2000/2001 gas supply plan.
3. The Transportation Credit shall be recalculated once per year prior to October 31st, to reflect changes in projected available annual entitlements, based on the following formula:

    TC Base TC x Projected Available Annual Entitlements
                 Base Available Annual Entitlements

Where:   a. Base TC = $1,388,609
         b.  Base Available Annual Entitlements = 19,045,012 Dth
         c. Projected Available Annual Entitlements = Total Entitlements - Normal Demand
             (i) Total Entitlements are the sum of the quantities of long haul pipeline transportation entitlements reserved by Buyer.
             (ii) Normal Demand is the projected normal weather quantity of
                  Buyer's firm long haul pipeline deliveries for firm customers.

4. The TC shall be divided among months based upon the projected available monthly entitlements.


Amendment

         Seller and Buyer Agree that this Appendix C may be amended as provided in this Agreement, which amendment ultimately will be memorialized in a revised Appendix C.
PROLIANCE ENERGY, LLC

By: /s/ Terry S. Peak
  --------------------------
    Terry S. Peak
  Its:  Senior Vice President
  Trading and Gas Supply


VECTREN ENERGY DELIVERY OF OHIO


By: /s/ Timothy M. Hewitt
  ---------------------------
   Timothy M. Hewitt
   Interim President

Gas Sales And Portfolio Administration Agreement
                                                Appendix D Original Page No. 1

APPENDIX D - Supplier Reservation Costs
I.  Reserved Commodity Quantities

   a.  Monthly Baseload Reserved quantity (DTH)

   b.  Daily Swing Reserved quantity (DTH)

II.  Applicable Reservation Rates ($____ DTH/day)

             Winter Months                           Summer Months
             -------------                           -------------
  Monthly Index       Daily Index         Monthly Index       Daily Index
  Reserved Quantity   Reserved Quantity   Reserved Quantity   Reserved Quantity

Amendment

      Seller and Buyer Agree that this Appendix D may be amended as provided in this Agreement, which amendment ultimately will be memorialized in a revised Appendix D.

PROLIANCE ENERGY, LLC

By:  /s/ Terry S. Peak
 ---------------------------
     Terry S. Peak
  Its:  Senior Vice President
  Trading and Gas Supply


VECTREN ENERGY DELIVERY OF OHIO


By: /s/ Timothy M. Hewitt
  ------------------------
   Timothy M. Hewitt
   Interim President

Gas Sales And Portfolio Administration Agreement
                                               Appendix E Original Page No. 1

APPENDIX E -Commodity Purchases

          This Appendix E addresses the gas supply and other variable costs applicable to Nominated Daily Quantities and Balancing Quantities as identified below.

Monthly Baseload Purchases:

          Buyer shall pay to Seller each Contract Month an amount determined by multiplying the monthly baseload quantities of Gas scheduled for Buyer's purchase under this Agreement during the Contract Month, by a price per MMBtu determined using the first monthly index from Inside FERC's GAS MARKET REPORT in the table "PRICES OF SPOT GAS DELIVERED TO INTERSTATE PIPELINES" for the applicable zone, specified below, for the applicable month, plus all other applicable variable costs as identified below shall apply.


o        ANR Pipeline Co. - Louisiana
o        Columbia Gas Transmission Corp. - Appalachia
o        Columbia Gulf Transmission Corp. - Louisiana
o        Panhandle Eastern Pipeline Co. -Oklahoma
o        Trunkline Gas Co. -Louisiana
o        Texas Gas Transmission - Zone SL
o        Texas Gas Transmission - Zone 1
o        CNG Transmission Corp. - Appalachia


Daily Swing Purchases:

          Buyer shall pay to Seller each Contract Month an amount determined by summing all applicable "Daily Amounts" for the Contract Month. A "Daily Amount" shall be calculated for each day during the Contract Month for which daily swing quantities of Gas have been confirmed for purchase. The "Daily Amounts" shall be determined by multiplying (a) the confirmed swing quantities of gas scheduled for the particular day of the Contract Month, by (b) a price per MMBtu determined using the arithmetic average of the high and low prices in the price range reported in Gas Daily, in the table "DAILY PRICE SURVEY," for the applicable zone, specified below, for the applicable day. As to any day for which Gas Daily for any reason (e.g. holidays and weekends) does not publish the above referenced prices, the applicable prices shall be that utilized for the last prior day such is published. In addition, all other applicable variable costs as identified below shall apply.

o Louisiana Onshore South - ANR
o Louisiana Onshore South - Columbia, Mainline
o Louisiana Onshore South - Texas Gas SL
o Louisiana Onshore South - Trunkline ELA
o Oklahoma - PEPL
o Appalachia - CNG South Point
o Appalachia - Columbia, App.
o East Texas - North Louisiana Area - Texas Gas (entire Z1)

Optional Diversified Pricing:

         For any purchases of monthly or daily supplies that Buyer decides to purchase at prices based on fixed or collared contracts, or using other alternative pricing methods, pricing shall be at market terms as negotiated by the Parties.

For Summer Storage Refill:

          For summer refill of leased storage, Buyer shall pay to Seller an amount based on averaging the seven summer monthly indices for the applicable supply area, and based upon presuming storage refill quantities to be equally split between the summer months.

Gas Sales And Portfolio Administration Agreement
                                               Appendix E Original Page No. 2

For Storage Withdrawals:

         For quantities of storage withdrawals for which Buyer has previously paid for commodity, applicable storage withdrawal variable costs as identified below shall apply.


For Applicable Indices:



      System                         Applicable Monthly Indices
-------------------------------- ---------------------------------------------

ANR Pipeline Co.                 IF - ANR Pipeline Co. - Louisiana
-------------------------------- ---------------------------------------------

Columbia Gas Transmission        IF - Columbia Gas Transmission Corp. -
                                      Appalachia
-------------------------------- ---------------------------------------------

Columbia Gulf Transmission       IF - Columbia Gulf Transmission Corp. -
                                      Louisiana
-------------------------------- ---------------------------------------------

Panhandle Eastern Pipeline Co.   IF - Panhandle Eastern Pipeline Co. -Oklahoma
-------------------------------- ---------------------------------------------

Trunkline Gas Co.                IF - Trunkline Gas Co. -Louisiana
-------------------------------- ---------------------------------------------

Texas Gas Transmission           IF - Texas Gas Transmission - Zone SL
-------------------------------- ---------------------------------------------

Texas Gas Transmission           IF - Texas Gas Transmission - Zone 1
-------------------------------- ---------------------------------------------

Gas Sales And Portfolio Administration Agreement
                                               Appendix E Original Page No. 3

             APPENDIX E- Commodity Purchases - Other Variable Costs

         The other variable costs applicable to Nominated Daily Quantities and Balancing Quantities shall be determined based upon the rates and charges applicable under each transporter's tariff including the sheets identified below, as well as other applicable sheets, as all of those sheets may be in effect from time to time, and costs arising under applicable agreements, including the agreements identified below, as well as this Agreement.

   PEPL                       Contract No.                       Contract Rate

   ANR                        Contract No.                       Contract Rate

   Texas Gas                  Contract No.                       Contract Rate

   Texas Eastern              Contract No.                       Contract Rate

                  While Seller and Buyer agree that the identified tariff sheets and agreements are intended to be a complete listing of the applicable tariff sheets and applicable agreements, they further agree that the omission of the reference of one or more sheets or agreements from that list will not affect Buyer's obligation to Seller for rates, charges and costs incurred thereunder.


Amendment

         Seller and Buyer Agree that this Appendix E may be amended as provided in this Agreement, which amendment ultimately will be memorialized in a revised Appendix E.

PROLIANCE ENERGY, LLC

By: /s/ Terry S. Peak
-------------------------
     Terry S. Peak
   Its:  Senior Vice President
   Trading and Gas Supply

VECTREN ENERGY DELIVERY OF OHIO


By:  /s/ Timothy M. Hewitt
  --------------------------
    Timothy M. Hewitt
    Interim President

Gas Sales And Portfolio Administration Agreement
                                                Appendix F Original Page No. 1

APPENDIX F - Portfolio Administration Service Fees

Portfolio Administration Service Fee


          In each month of year one of the initial term of this Agreement, Buyer shall pay to Seller a fee equal to one-twelfth of $450,000, which shall be referred to as the "Base Year Amount". For purposes of this Appendix F, year one shall be the twelve-month period beginning October 1, 2000. In year two, the Base Year Amount shall be adjusted to reflect the annual effect of the application of the Consumer Price Index for the preceding year, minus a productivity factor of one percent, provided that, in no event shall the adjustment be a negative number. The Base Year Amount shall be similarly adjusted each year during the initial term of the Agreement, each annual adjustment being cumulative of all prior adjustments.

         The Parties agree that in the event there occurs a material change in the circumstances which resulted in the execution of this Agreement, e.g., fundamental change in the natural gas market place or a significant change in the nature or extent of the services to be provided or received hereunder, and which materially impacts the portfolio administration service costs, the Parties will negotiate in good faith to account for that material change in the circumstances and to adjust the portfolio administration service fee accordingly.

Amendment

         Seller and Buyer agree that this Appendix F may be amended from time to time by mutual agreement of the Parties, which ultimately will be memorialized in a revised Appendix F.

PROLIANCE ENERGY, LLC

By: /s/ Terry S. Peak
  -------------------------
     Terry S. Peak
   Its:  Senior Vice President
   Trading and Gas Supply


VECTRON ENERGY DELIVERY OF OHIO

By: /s/ Timothy M. Hewitt
  ---------------------------
     Timothy M. Hewitt
     Interim President

Gas Sales And Portfolio Administration
                                                Appendix G Original Page No. 1

                          APPENDIX G - Notices
---------------------------------       ------------------------------------

Invoice Information:
-------------------

Buyer:                                   Seller:
-----                                    -------

Vectren Energy Delivery of Ohio          J. Groth
Corporate Accounting                     ProLiance Energy, LLC
Attn:  Jeanne Walter                     111 Monument Circle, Suite 2200
1630 North Meridian Street               Indianapolis, IN 46204-5178
Indianapolis, IN 46202                   (317) 231-6800
(317) 321-0461
----------------------------------       -----------------------------------

Payments:
--------

Buyer:                                   Seller
-----                                    -------

National City Bank                       Bank One
For the Account of:                      For the Account of
   Vectren Energy Delivery of Ohio       ProLiance Energy, LLC
----------------------------------       -----------------------------------
Supply Plans/Operational/Force Majeure:

Buyer:                                    Seller:
-----                                     -------
Supply Plans                              Steve Miner
Chris Kershner                            (317) 231-6828
(317) 321-0583
----------------------------------        ----------------------------------

Operational                                Operational
-----------                                -----------
Randy Gary                                 Steve Miner
(317) 321-0507                             (317) 231-6828
----------------------------------         ---------------------------------

Gas Sales And Portfolio Administration
                                                 Appendix G Original Page No. 2
                              APPENDIX G - Notices
--------------------------------------         -------------------------------

Force Majeure                                  Force Majeure
-------------                                  -------------
Randy Gary (317) 321-0507                      Steve Miner
Frank Lindsey (317) 321-0334                   (317) 231-6828
Gas Controller on Duty (317) 321-0535          ProLiance Energy, LLC
Vectren Energy Delivery of Ohio                111 Monument Circle, Suite 2200
1630 North Meridian Street                     Indianapolis, IN 46204-5178
Indianapolis, IN 46202                         (317) 231-6800 (Telecopy)
(317) 321-0787 (Telecopy)
--------------------------------------         -------------------------------

All Other Notices:                             All Other Notices:

Buyer:                                         Seller:
-------                                        -------

Gas Control Department                         ProLiance Energy, LLC
Attn:  Randy Gary                              Attn:  John R. Talley
1630 North Meridian Street                     111 Monument Circle
Indianapolis, IN 46202                         Indianapolis, IN 46204-1578
--------------------------------------         -------------------------------

Amendment

         Seller and Buyer agree that this Appendix H may be amended from time to time by mutual agreement of the Parties, which amendment ultimately will be memorialized in a revised Appendix H.



PROLIANCE ENERGY, LLC


By: /s/ Terry S. Peak
-----------------------------
     Terry S. Peak
   Its:  Senior Vice President
   Trading and Gas Supply

VECTREN ENERGY DELIVERY OF OHIO



By: /s/ Timothy M. Hewitt
  ---------------------------
      Timothy M. Hewitt
      Interim President

Gas Sales And Portfolio Administration Agreement
                                                Appendix H Original Page No. 1




APPENDIX H- Invoice/Payment Data


Invoice Date -      On or before the tenth (10th) day after the Contract Month.
Due Date -          Ten (10) days after receipt of invoice.
Payment Method -    By wire transfer to account specified on invoice.


Amendment

         Seller and Buyer agree that this Appendix H may be amended from time to time by mutual agreement of the Parties, which amendment ultimately will be memorialized in a revised Appendix H.



PROLIANCE ENERGY, LLC

By: /s/ Terry S. Hewitt
  ----------------------------
     Terry s. Hewitt
   Its:  Senior Vice President
   Trading and Gas Supply


VECTREN ENERGY DELIVERY OF OHIO


By: /s/ Timothy M. Hewitt
  --------------------------
     Timothy M. Hewitt
     Interim President